CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 25, 2016
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2015 FOURTH QUARTER AND ANNUAL RESULTS

Highlights

▪	Record annual net income of $60.0 million, a 43% increase from the prior year
▪	Diluted earnings per common share of $0.67 for the quarter and $2.83 for the year
▪	Return on average tangible common equity of 12.78% for the quarter and 13.90% for the year
▪	Net interest margin of 3.99% for the quarter and 3.97% for the year
▪	Deposits, exclusive of acquisitions, increased $367.8 million or 8% for the year
▪	Loans held to maturity, exclusive of acquisitions, increased $185.7 million or 5% for the year
▪	Completed acquisition of Premier Valley Bank in Fresno, California during the quarter
▪	Completed systems conversion of Community Bank in Santa Fe, New Mexico during the quarter

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (in millions)	$14.6	$12.3	$60.0	$41.9
Net income available to common stockholders (in millions)	14.4	12.1	59.2	41.1
Diluted earnings per common share	0.67	0.64	2.83	2.19

Return on average assets	0.79%	0.80%	0.88%	0.70%
Return on average common equity	10.69	11.77	11.92	10.62
Return on average tangible common equity	12.78	13.22	13.90	12.04
Net interest margin	3.99	3.94	3.97	3.96

“The year 2015 was Heartland’s best year on record with net income of $60 million. Net income increased by 43 percent over 2014, with earnings per share growing by 29 percent.”

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 25, 2016-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $14.4 million, or $0.67 per diluted common share, for the quarter ended December 31, 2015, compared to $12.1 million, or $0.64 per diluted common share, for the fourth quarter of 2014. Return on average common equity was 10.69% and return on average assets was 0.79% for the fourth quarter of 2015, compared to 11.77% and 0.80%, respectively, for the same quarter in 2014.

Commenting on Heartland’s results for 2015, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “The year 2015 was Heartland’s best year on record with net income of $60 million. Net income increased by 43 percent over 2014, with earnings per share growing by 29 percent.”

Net income available to common stockholders for the year 2015 was $59.2 million, or $2.83 per diluted common share, compared to $41.1 million, or $2.19 per diluted common share, recorded during the year 2014. Return on average common equity was 11.92% and return on average assets was 0.88% for the year 2015, compared to 10.62% and 0.70%, respectively, for the same period in 2014.

On January 16, 2015, Heartland completed the acquisition of Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin, in an all stock transaction valued at approximately $53.1 million. Simultaneous with the closing, Community Bank & Trust was merged into Heartland's Wisconsin Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $525.3 million, total loans of $395.0 million and total deposits of $434.0 million. The systems conversion for this transaction was completed on May 15, 2015.

On August 21, 2015, Heartland completed the acquisition of Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico, in an all cash transaction valued at approximately $11.1 million. Simultaneous with closing of the transaction, Community Bank merged into Heartland’s New Mexico Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $166.5 million, total loans of $99.5 million and total deposits of $147.4 million. The systems conversion for this transaction was completed on November 6, 2015.

On September 11, 2015, Heartland completed the acquisition of First Scottsdale Bank, N.A. in Scottsdale, Arizona, in an all cash transaction valued at approximately $17.7 million. Simultaneous with the close, First Scottsdale Bank was merged into Heartland’s Arizona Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $83.7 million, total loans of $54.7 million and total deposits of $65.9 million. The systems conversion for this transaction was completed simultaneous with the closing.

On November 30, 2015, Heartland completed the acquisition of Premier Valley Bank, a community bank based in Fresno, California. Simultaneous with the close, Premier Valley became a wholly-owned subsidiary of Heartland. Premier Valley shareholders received $95.0 million or $7.73 per share of Premier Valley common stock in the merger, and elected to receive this payment in shares of Heartland common stock or in cash, subject to proration so that 70% of the total payment was in Heartland common stock and 30% in cash. As of the close date, the transaction included, at fair value, total assets of $733.7 million, total loans of $389.8 million and total deposits of $622.7 million. The systems conversion for this transaction is expected to occur during the first quarter of 2016.

On October 22, 2015, Heartland entered into a merger agreement with CIC Bancshares, Inc., parent company of Centennial Bank, headquartered in Denver, Colorado. Under the agreement, Heartland will acquire CIC Bancshares, Inc. in a transaction valued at approximately $83.5 million, of which approximately 20 percent would be payable in cash and approximately 80 percent would be payable by issuance of Heartland common stock. Simultaneous with closing of the transaction, Centennial Bank will be merged into Heartland’s Summit Bank & Trust subsidiary, with the resulting institution operating under the name, Centennial Bank and Trust. Centennial Bank had total assets of approximately $730.0 million as of September 30, 2015. The transaction has received regulatory approval, but is subject to approval by shareholders of CIC Bancshares, Inc., and is expected to close during the first quarter of 2016.

Net Interest Margin As a Percentage of Average Earning Assets and In Dollars Increases

Net interest margin, expressed as a percentage of average earning assets, was 3.99% during the fourth quarter of 2015, compared to 4.01% during the third quarter of 2015 and 3.94% during the fourth quarter of 2014.

Fuller said, “Throughout the year, we were pleased to see net interest margin hold steady in the 4 percent range. Despite continued pressure from a very low interest rate environment, we continue to find opportunities to maintain asset yields while managing down our funding costs.”

Interest income for the fourth quarter of 2015 was $70.2 million, an increase of $9.8 million or 16%, compared to the $60.4 million recorded in the fourth quarter of 2014. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $2.8 million for the fourth quarter of 2015 and $2.6 million for the fourth quarter of 2014. With these adjustments, interest income on a tax-equivalent basis was $73.0 million for the fourth quarter of 2015, an increase of $10.1 million or 16%, compared to $62.9 million for the fourth quarter of 2014. The increase in interest income in the fourth quarter of 2015, as compared to the fourth quarter of 2014, was primarily due to an increase in average earning assets, which increased $1.00 billion or 18% during the fourth quarter of 2015 compared to the fourth quarter of 2014, with approximately $626.3 million attributable to the acquisitions completed during 2015 and the remainder attributable primarily to loan growth experienced during the last half of 2014 and first half of 2015. Also contributing to the increase in interest income during the fourth quarter of 2015 compared to the fourth quarter of 2014 was a change in the composition of average earning assets from lower-yielding investments to higher-yielding loans. The percentage of average net loans and leases to total earning assets was 73% during the fourth quarter of 2015 compared to 70% during the fourth quarter of 2014.

Interest expense for the fourth quarter of 2015 was $7.5 million, a decrease of $763,000 or 9% from $8.2 million in the fourth quarter of 2014. Average interest bearing liabilities increased $658.3 million or 16% for the quarter ended December 31, 2015, as compared to the same quarter in 2014, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 17 basis points from 0.79% in the fourth quarter of 2014 to 0.62% in the fourth quarter of 2015. The average interest rate paid on savings deposits was 0.20% during the fourth quarter of 2015 compared to 0.28% during the fourth quarter of 2014 and the average interest rate paid on time deposits was 0.82% during the fourth quarter of 2015 compared to 1.09% during the fourth quarter of 2014.

Net interest income increased $10.5 million or 20% to $62.7 million in the fourth quarter of 2015 from the $52.2 million recorded in the fourth quarter of 2014. Net interest income on a tax-equivalent basis totaled $65.5 million during the fourth quarter of 2015, an increase of $10.8 million or 20% from the $54.7 million recorded during the fourth quarter of 2014.

Noninterest Income and Noninterest Expenses Increase

Noninterest income totaled $24.4 million during the fourth quarter of 2015 compared to $21.2 million during the fourth quarter of 2014, an increase of $3.1 million or 15%. Service charges and fees totaled $6.7 million during the fourth quarter of 2015 compared to $5.1 million during the fourth quarter of 2014, an increase of $1.6 million or 31%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which is attributable to the acquisitions. Net securities gains totaled $3.9 million during the fourth quarter of 2015 compared to $1.2 million during the fourth quarter of 2014, an increase of $2.7 million or 224%.

For the fourth quarter of 2015, noninterest expenses totaled $66.0 million compared to $53.9 million during the fourth quarter of 2014, an increase of $12.0 million or 22%. Salaries and employee benefits increased $2.2 million or 7%, primarily attributable to acquisitions. Losses on sales/valuations of assets, net, totaled $4.2 million during the fourth quarter of 2015 compared to $116,000 during the fourth quarter of 2014, an increase of $4.1 million, primarily attributable to the writedown on one property. Other noninterest expenses increased $2.9 million or 36%, primarily as a result of one-time costs associated with the acquisitions and additional investments in technology.

Heartland's effective tax rate was 23.03% for the fourth quarter of 2015 compared to 26.08% for the fourth quarter of 2014. Included in the determination of Heartland's income taxes for the fourth quarters of both 2015 and 2014 were federal historic rehabilitation tax credits associated with Heartland's ownership interest in qualifying real estate projects totaling $1.4 million in 2015 and $1.3 million in 2014. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $145,000 during the fourth quarter of 2015 compared to $189,000 during the fourth quarter of 2014. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 27.70% during the fourth quarter of 2015 compared to 28.54% during the fourth quarter of 2014.

Loans and Deposits Increase

Total assets were $7.70 billion at December 31, 2015, an increase of $1.65 billion or 27% since year-end 2014. Total assets of the entities acquired during 2015 were $1.51 billion at acquisition date. Securities represented 24% of total assets at December 31, 2015, compared to 28% at year-end 2014.

Total loans and leases held to maturity were $5.00 billion at December 31, 2015, compared to $3.88 billion at year-end 2014, an increase of $1.12 billion or 29%. This increase includes $939.0 million of total loans and leases held to maturity acquired in the 2015 acquisitions. Exclusive of these acquisitions, total loans and leases held to maturity increased $185.7 million or 5% since year-end 2014.

“After a very strong second quarter, loan demand moderated during the second half of the year. That said, organic loan growth of $186 million represents an increase of 5 percent which is respectable. And for 2016, we remain cautiously optimistic as quality loan growth is our second highest priority," added Fuller.

Total deposits were $6.41 billion as of December 31, 2015, compared to $4.77 billion at year-end 2014, an increase of $1.64 billion or 34%. Of this increase, $1.27 billion was attributable to the acquisitions completed during 2015. Exclusive of these acquisitions, total deposits increased $367.8 million or 8% since year-end 2014. Demand deposits totaled $1.91 billion at December 31, 2015, an increase of $618.9 million or 48% since year-end 2014, with $414.5 million of the increase attributable to the acquisitions. Included in the deposit growth during 2015 was a $89.3 million increase in brokered time deposits, the majority of which were issued to replace higher cost long-term FHLB advances and wholesale repurchase agreements that matured during the year.

Fuller said, “We were very pleased to see excellent deposit growth in 2015, especially in the fourth quarter. Excluding acquisitions, deposits increased by $368 million, or 8 percent over year-end 2014. We have experienced a very favorable shift in our deposit mix through the growth of demand deposits, which now represent 30 percent of total deposits.”

Nonperforming Assets Increase; Provision for Loan Losses Decrease

Nonperforming assets were $51.7 million or 0.67% of total assets at December 31, 2015, compared to $44.5 million or 0.73% of total assets at December 31, 2014. Exclusive of $16.4 million of nonperforming assets acquired in the acquisitions, nonperforming assets decreased $9.5 million or 21% since year-end 2014. Nonperforming loans, excluding those covered under loss sharing agreements, were $39.7 million or 0.79% of total loans and leases at December 31, 2015, compared to $25.1 million or 0.63% of total loans and leases at December 31, 2014.

The allowance for loan and lease losses at December 31, 2015, was 0.97% of loans and leases and 122.77% of nonperforming loans compared to 1.07% of loans and leases and 165.33% of nonperforming loans at December 31, 2014. The provision for loan losses was $2.2 million for the fourth quarter of 2015 compared to $2.9 million for the fourth quarter of 2014.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until January 24, 2017, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $7.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 94 banking locations serving 71 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California, with mortgage loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Interest Income
Interest and fees on loans and leases	$59,905	$50,226	$227,106	$194,022
Interest on securities:
Taxable	6,917	6,972	26,646	29,727
Nontaxable	3,311	3,190	12,178	13,269
Interest on federal funds sold	21	—	24	1
Interest on deposits in other financial institutions	3	3	14	23
Total Interest Income	70,157	60,391	265,968	237,042
Interest Expense
Interest on deposits	3,772	4,144	15,530	18,154
Interest on short-term borrowings	200	222	838	877
Interest on other borrowings	3,485	3,854	15,602	14,938
Total Interest Expense	7,457	8,220	31,970	33,969
Net Interest Income	62,700	52,171	233,998	203,073
Provision for loan and lease losses	2,171	2,866	12,697	14,501
Net Interest Income After Provision for Loan and Lease Losses	60,529	49,305	221,301	188,572
Noninterest Income
Service charges and fees	6,654	5,078	24,308	20,085
Loan servicing income	1,704	1,360	5,276	5,583
Trust fees	3,230	3,350	14,281	13,097
Brokerage and insurance commissions	917	1,115	3,789	4,440
Securities gains, net	3,913	1,208	13,143	3,668
Loss on trading account securities	—	—	—	(38)
Impairment loss on securities	(769)	—	(769)	—
Gains on sale of loans held for sale	7,085	7,778	45,249	31,337
Income on bank owned life insurance	644	399	1,999	1,472
Other noninterest income	1,003	945	3,409	2,580
Total Noninterest Income	24,381	21,233	110,685	82,224
Noninterest Expense
Salaries and employee benefits	33,583	31,415	144,105	129,843
Occupancy	4,334	3,905	16,928	15,746
Furniture and equipment	2,344	2,097	8,747	8,105
Professional fees	6,503	5,072	23,047	18,241
FDIC insurance assessments	886	960	3,759	3,808
Advertising	1,624	1,442	5,465	5,524
Intangible assets amortization	898	487	2,978	2,223
Other real estate and loan collection expenses	723	524	2,437	2,309
Loss on sales/valuations of assets, net	4,238	116	6,821	2,105
Other noninterest expenses	10,821	7,930	36,759	27,896
Total Noninterest Expense	65,954	53,948	251,046	215,800
Income Before Income Taxes	18,956	16,590	80,940	54,996
Income taxes	4,365	4,327	20,898	13,096
Net Income	14,591	12,263	60,042	41,900
Preferred dividends and discount	(204)	(204)	(817)	(817)
Net Income Available to Common Stockholders	$14,387	$12,059	$59,225	$41,083
Earnings per common share-diluted	$0.67	$0.64	$2.83	$2.19
Weighted average shares outstanding-diluted	21,491,699	18,762,272	20,929,385	18,741,921

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Interest Income
Interest and fees on loans and leases	$59,905	$58,328	$55,824	$53,049	$50,226
Interest on securities:
Taxable	6,917	5,858	6,739	7,132	6,972
Nontaxable	3,311	3,077	2,874	2,916	3,190
Interest on federal funds sold	21	1	1	1	—
Interest on deposits in other financial institutions	3	4	3	4	3
Total Interest Income	70,157	67,268	65,441	63,102	60,391
Interest Expense
Interest on deposits	3,772	3,767	3,819	4,172	4,144
Interest on short-term borrowings	200	228	212	198	222
Interest on other borrowings	3,485	3,549	3,766	4,802	3,854
Total Interest Expense	7,457	7,544	7,797	9,172	8,220
Net Interest Income	62,700	59,724	57,644	53,930	52,171
Provision for loan and lease losses	2,171	3,181	5,674	1,671	2,866
Net Interest Income After Provision for Loan and Lease Losses	60,529	56,543	51,970	52,259	49,305
Noninterest Income
Service charges and fees	6,654	6,350	5,900	5,404	5,078
Loan servicing income	1,704	1,368	1,163	1,041	1,360
Trust fees	3,230	3,507	3,913	3,631	3,350
Brokerage and insurance commissions	917	869	916	1,087	1,115
Securities gains, net	3,913	1,767	3,110	4,353	1,208
Loss on trading account securities	—	—	—	—	—
Impairment loss on securities	(769)	—	—	—	—
Gains on sale of loans held for sale	7,085	9,823	14,599	13,742	7,778
Income on bank owned life insurance	644	372	459	524	399
Other noninterest income	1,003	924	601	881	945
Total Noninterest Income	24,381	24,980	30,661	30,663	21,233
Noninterest Expense
Salaries and employee benefits	33,583	37,033	36,851	36,638	31,415
Occupancy	4,334	4,307	4,028	4,259	3,905
Furniture and equipment	2,344	2,121	2,176	2,106	2,097
Professional fees	6,503	5,251	5,249	6,044	5,072
FDIC insurance assessments	886	1,018	899	956	960
Advertising	1,624	1,327	1,333	1,181	1,442
Intangible assets amortization	898	734	715	631	487
Other real estate and loan collection expenses	723	496	753	465	524
Loss on sales/valuations of assets, net	4,238	721	1,509	353	116
Other noninterest expenses	10,821	8,988	9,969	6,981	7,930
Total Noninterest Expense	65,954	61,996	63,482	59,614	53,948
Income Before Income Taxes	18,956	19,527	19,149	23,308	16,590
Income taxes	4,365	4,945	3,989	7,599	4,327
Net Income	14,591	14,582	15,160	15,709	12,263
Preferred dividends and discount	(204)	(205)	(204)	(204)	(204)
Net Income Available to Common Stockholders	$14,387	$14,377	$14,956	$15,505	$12,059
Earnings per common share-diluted	$0.67	$0.69	$0.72	$0.76	$0.64
Weighted average shares outstanding-diluted	21,419,699	20,893,312	20,877,236	20,493,266	18,762,272

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Assets
Cash and due from banks	$237,841	$76,954	$111,909	$104,475	$64,150
Federal funds sold and other short-term investments	20,958	14,151	7,813	7,257	9,721
Cash and cash equivalents	258,799	91,105	119,722	111,732	73,871
Time deposits in other financial institutions	2,355	2,355	2,355	2,605	2,605
Securities:
Available for sale, at fair value	1,578,434	1,261,687	1,315,699	1,353,537	1,401,868
Held to maturity, at cost	279,117	282,200	283,258	284,030	284,587
Other investments, at cost	21,443	19,292	20,455	18,297	20,498
Loans held for sale	74,783	102,569	105,898	105,670	70,514
Loans and leases:
Held to maturity	5,001,486	4,642,523	4,449,823	4,243,689	3,876,745
Loans covered by loss share agreements	—	—	—	—	1,258
Allowance for loan and lease losses	(48,685)	(47,105)	(45,614)	(41,854)	(41,449)
Loans and leases, net	4,952,801	4,595,418	4,404,209	4,201,835	3,836,554
Premises, furniture and equipment, net	150,678	147,486	143,423	145,132	130,713
Other real estate, net	11,524	17,041	16,983	19,097	19,016
Goodwill	97,277	56,828	54,162	51,073	35,583
Other intangible assets, net	56,945	48,695	45,226	44,024	33,932
Cash surrender value on life insurance	110,297	99,564	96,693	95,118	82,638
Other assets	100,301	81,644	108,924	74,126	59,433
Total Assets	$7,694,754	$6,805,884	$6,717,007	$6,506,276	$6,051,812
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,914,141	$1,632,005	$1,536,355	$1,515,004	$1,295,193
Savings	3,367,479	2,936,611	2,816,666	2,863,744	2,687,493
Time	1,124,203	938,621	964,248	887,650	785,336
Total deposits	6,405,823	5,507,237	5,317,269	5,266,398	4,768,022
Short-term borrowings	293,898	335,845	477,918	259,335	330,264
Other borrowings	263,214	302,086	296,594	361,300	395,705
Accrued expenses and other liabilities	68,646	69,707	46,020	51,896	61,504
Total Liabilities	7,031,581	6,214,875	6,137,801	5,938,929	5,555,495
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	22,436	20,640	20,616	20,586	18,511
Capital surplus	216,436	149,613	148,789	147,642	95,816
Retained earnings	348,630	337,421	325,106	312,212	298,764
Accumulated other comprehensive income (loss)	(6,027)	1,731	3,059	5,255	1,528
Treasury stock at cost	—	(94)	(62)	(46)	—
Total Equity	663,173	591,009	579,206	567,347	496,317
Total Liabilities and Equity	$7,694,754	$6,805,884	$6,717,007	$6,506,276	$6,051,812

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended December 31,		For the Year Ended December 31,
		2015	2014	2015	2014
Average Balances
Assets		$7,241,104	$5,974,188	$6,763,901	$5,857,488
Loans and leases, net of unearned		4,827,844	3,899,465	4,551,008	3,744,830
Deposits		5,938,905	4,784,592	5,458,623	4,698,936
Earning assets		6,512,565	5,508,287	6,152,090	5,384,275
Interest bearing liabilities		4,781,797	4,123,478	4,531,510	4,101,071
Common stockholders' equity		533,845	406,664	496,877	386,844
Total stockholders' equity		615,543	488,362	578,575	468,542
Tangible common stockholders' equity		446,564	361,916	425,992	341,134

Key Performance Ratios
Annualized return on average assets		0.79%	0.80%	0.88%	0.70%
Annualized return on average common equity		10.69%	11.77%	11.92%	10.62%
Annualized return on average common tangible equity		12.78%	13.22%	13.90%	12.04%
Annualized ratio of net charge-offs to average loans and leases		0.05%	0.32%	0.12%	0.39%
Annualized net interest margin(1)		3.99%	3.94%	3.97%	3.96%
Efficiency ratio, fully taxable equivalent(2)		68.53%	69.99%	69.16%	71.61%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Average Balances
Assets	$7,241,104	$6,726,196	$6,625,797	$6,454,271	$5,974,188
Loans and leases, net of unearned	4,827,844	4,654,179	4,447,124	4,267,593	3,899,465
Deposits	5,938,905	5,423,418	5,302,235	5,161,782	4,784,592
Earning assets	6,512,565	6,161,495	6,069,844	5,857,204	5,508,287
Interest bearing liabilities	4,781,797	4,491,089	4,451,200	4,398,184	4,123,478
Common stockholders' equity	533,845	500,399	489,394	463,048	406,664
Total stockholders' equity	615,543	582,097	571,092	544,746	488,362
Tangible common stockholders' equity	446,564	431,304	424,245	401,294	361,916

Key Performance Ratios
Annualized return on average assets	0.79%	0.85%	0.91%	0.97%	0.80%
Annualized return on average common equity	10.69%	11.40%	12.26%	13.58%	11.77%
Annualized return on average common tangible equity	12.78%	13.22%	14.14%	15.67%	13.22%
Annualized ratio of net charge-offs to average loans and leases	0.05%	0.14%	0.17%	0.12%	0.32%
Annualized net interest margin(1)	3.99%	4.01%	3.97%	3.90%	3.94%
Efficiency ratio, fully taxable equivalent(2)	68.53%	69.85%	67.43%	70.95%	69.99%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Non-GAAP Measure-Efficiency Ratio		2015	2014	2015	2014
Net interest income		$62,700	$52,171	$233,998	$203,073
Taxable equivalent adjustment(1)		2,827	2,550	10,216	10,298
Fully taxable equivalent net interest income		65,527	54,721	244,214	213,371
Noninterest income		24,381	21,233	110,685	82,224
Securities gains, net		(3,913)	(1,208)	(13,143)	(3,668)
Impairment loss on securities		769	—	769	—
Adjusted income		$86,764	$74,746	$342,525	$291,927

Total noninterest expenses		$65,954	$53,948	$251,046	$215,800
Less:
Intangible assets amortization		898	487	2,978	2,223
Partnership investment in historic rehabilitation tax credits		1,362	1,028	4,357	2,436
Loss on sales/valuations of assets, net		4,238	116	6,821	2,105
Adjusted noninterest expenses		$59,456	$52,317	$236,890	$209,036

Efficiency ratio, fully taxable equivalent(2)		68.53%	69.99%	69.16%	71.61%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$62,700	$59,724	$57,644	$53,930	$52,171
Taxable equivalent adjustment(1)	2,827	2,588	2,408	2,393	2,550
Fully taxable equivalent net interest income	65,527	62,312	60,052	56,323	54,721
Noninterest income	24,381	24,980	30,661	30,663	21,233
Securities gains, net	(3,913)	(1,767)	(3,110)	(4,353)	(1,208)
Impairment loss on securities	769	—	—	—	—
Adjusted income	$86,764	$85,525	$87,603	$82,633	$74,746

Total noninterest expenses	$65,954	$61,996	$63,482	$59,614	$53,948
Less:
Intangible assets amortization	898	734	715	631	487
Partnership investment in historic rehabilitation tax credits	1,362	805	2,190	—	1,028
Loss on sales/valuation of assets, net	4,238	721	1,509	353	116
Adjusted noninterest expenses	$59,456	$59,736	$59,068	$58,630	$52,317

Efficiency ratio, fully taxable equivalent(2)	68.53%	69.85%	67.43%	70.95%	69.99%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, such as securities gains, net and losses on sales/valuations of assets, net. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Common Share Data
Book value per common share	$25.92	$24.68	$24.13	$23.59	$22.40
Tangible book value per common share(1)	$20.60	$21.20	$20.84	$20.41	$19.99
ASC 320 effect on book value per common share	$(0.18)	$0.22	$0.21	$0.38	$0.19
Common shares outstanding, net of treasury stock	22,435,693	20,637,321	20,614,325	20,585,072	18,511,125
Tangible capital ratio(2)	6.10%	6.50%	6.46%	6.52%	6.16%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$3,605,574	$3,303,098	$3,199,717	$3,067,315	$2,743,140
Residential mortgage	539,555	491,667	443,026	413,938	380,341
Agricultural and agricultural real estate	471,870	469,381	444,110	411,732	423,827
Consumer	386,867	379,903	364,441	351,981	330,555
Unearned discount and deferred loan fees	(2,380)	(1,526)	(1,471)	(1,277)	(1,118)
Total loans and leases held to maturity	$5,001,486	$4,642,523	$4,449,823	$4,243,689	$3,876,745

Loans covered under loss share agreements:
Commercial and commercial real estate	$—	$—	$—	$—	$54
Residential mortgage	—	—	—	—	1,204
Agricultural and agricultural real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans and leases covered under loss share agreements	$—	$—	$—	$—	$1,258

Other Selected Trend Information
Effective tax rate	23.03%	25.32%	20.83%	32.60%	26.08%
Full time equivalent employees	1,799	1,736	1,788	1,776	1,631
Total Residential Mortgage Loan Applications	$307,163	$443,294	$615,463	$647,487	$383,845
Residential Mortgage Loans Originated	$258,939	$370,956	$421,798	$319,581	$293,268
Residential Mortgage Loans Sold	$260,189	$360,172	$402,151	$268,786	$281,250
Residential Mortgage Loan Servicing Portfolio	$4,057,861	$3,963,677	$3,785,794	$3,578,409	$3,498,724

(1) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Allowance for Loan and Lease Losses
Balance, beginning of period	$47,105	$45,614	$41,854	$41,449	$41,698
Provision for loan and lease losses	2,171	3,181	5,674	1,671	2,866
Charge-offs on loans not covered by loss share agreements	(1,837)	(2,439)	(2,734)	(2,004)	(4,020)
Charge-offs on loans covered by loss share agreements	—	—	—	—	—
Recoveries	1,246	749	820	738	905
Recoveries on loans covered by loss share agreements	—	—	—	—	—
Balance, end of period	$48,685	$47,105	$45,614	$41,854	$41,449

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$39,655	$32,577	$26,710	$27,023	$25,070
Loans and leases past due ninety days or more as to interest or principal payments	—	1,181	—	9	—
Other real estate owned	11,524	17,041	16,983	19,097	19,016
Other repossessed assets	485	626	544	404	445
Total nonperforming assets not covered under loss share agreements	$51,664	$51,425	$44,237	$46,533	$44,531

Covered under loss share agreements:
Nonaccrual loans	$—	$—	$—	$—	$278
Other real estate owned	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$—	$—	$—	$—	$278

Performing troubled debt restructured loans	$10,968	$10,154	$10,903	$10,904	$12,133

Nonperforming Assets Activity
Balance, beginning of period	$51,425	$44,237	$46,533	$44,809	$51,408
Net loan charge offs	(591)	(1,690)	(1,914)	(1,266)	(3,115)
New nonperforming loans	9,686	7,996	4,676	4,059	5,226
Acquired nonperforming assets	4,956	5,328	—	6,101	—
Reduction of nonperforming loans(1)	(6,768)	(2,758)	(1,409)	(4,493)	(6,446)
OREO/Repossessed assets sales proceeds	(2,980)	(1,074)	(3,202)	(2,312)	(1,252)
OREO/Repossessed assets writedowns, net	(3,909)	(756)	(565)	(319)	(918)
Net activity at Citizens Finance Co.	(155)	142	118	(46)	(94)
Balance, end of period	$51,664	$51,425	$44,237	$46,533	$44,809

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.79%	0.73%	0.60%	0.64%	0.63%
Ratio of nonperforming assets to total assets	0.67%	0.76%	0.66%	0.72%	0.73%
Annualized ratio of net loan charge-offs to average loans and leases	0.05%	0.14%	0.17%	0.12%	0.32%
Allowance for loan and lease losses as a percent of loans and leases	0.97%	1.01%	1.03%	0.99%	1.07%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	122.77%	139.54%	170.78%	154.83%	165.33%
Loans delinquent 30-89 days as a percent of total loans	0.31%	0.40%	0.31%	0.42%	0.21%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,290,462	$6,917	2.13%	$1,278,709	$6,972	2.16%
Nontaxable(1)	387,015	5,094	5.22	362,832	4,908	5.37
Total securities	1,677,477	12,011	2.84	1,641,541	11,880	2.87
Interest bearing deposits	12,350	3	0.10	8,928	3	0.13
Federal funds sold	42,614	21	0.20	683	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	3,395,242	40,588	4.74	2,701,006	32,613	4.79
Residential mortgage	580,797	5,836	3.99	458,781	4,803	4.15
Agricultural and agricultural real estate(1)	470,797	5,663	4.77	411,431	5,050	4.87
Consumer	381,008	7,460	7.77	328,247	6,664	8.05
Fees on loans	—	1,402	—	—	1,928	—
Less: allowance for loan and lease losses	(47,720)	—	—	(42,330)	—	—
Net loans and leases	4,780,124	60,949	5.06	3,857,135	51,058	5.25
Total earning assets	6,512,565	72,984	4.45%	5,508,287	62,941	4.53%
Nonearning Assets	728,539			465,901
Total Assets	$7,241,104			$5,974,188
Interest Bearing Liabilities
Savings	$3,118,115	$1,611	0.20%	$2,640,560	$1,858	0.28%
Time, $100,000 and over	334,254	779	0.92	331,770	833	1.00
Other time deposits	711,622	1,382	0.77	497,832	1,453	1.16
Short-term borrowings	325,613	200	0.24	311,738	222	0.28
Other borrowings	292,193	3,485	4.73	341,578	3,854	4.48
Total interest bearing liabilities	4,781,797	7,457	0.62%	4,123,478	8,220	0.79%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,774,914			1,314,430
Accrued interest and other liabilities	68,850			47,918
Total noninterest bearing liabilities	1,843,764			1,362,348
Stockholders' Equity	615,543			488,362
Total Liabilities and Stockholders' Equity	$7,241,104			$5,974,188
Net interest income(1)		$65,527			$54,721
Net interest spread(1)			3.83%			3.74%
Net interest income to total earning assets(1)			3.99%			3.94%
Interest bearing liabilities to earning assets	73.42%			74.86%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,272,573	$26,646	2.09%	$1,296,991	$29,727	2.29%
Nontaxable(1)	348,189	18,735	5.38	375,788	20,414	5.43
Total securities	1,620,762	45,381	2.80	1,672,779	50,141	3.00
Interest bearing deposits	10,997	14	0.13	7,678	23	0.30
Federal funds sold	14,153	24	0.17	509	1	0.20
Loans and leases:(2)
Commercial and commercial real estate(1)	3,199,493	152,931	4.78	2,611,150	126,592	4.85
Residential mortgage	542,364	21,982	4.05	430,950	18,359	4.26
Agricultural and agricultural real estate(1)	444,808	21,498	4.83	388,974	19,558	5.03
Consumer	364,343	28,936	7.94	313,756	26,034	8.30
Fees on loans		5,418	—	—	6,632	—
Less: allowance for loan and lease losses	(44,830)	—	—	(41,521)	—	—
Net loans and leases	4,506,178	230,765	5.12	3,703,309	197,175	5.32
Total earning assets	6,152,090	276,184	4.49%	5,384,275	247,340	4.59%
Nonearning Assets	611,811			473,213
Total Assets	$6,763,901			$5,857,488
Interest Bearing Liabilities
Savings	$2,918,706	$6,613	0.23%	$2,589,649	$8,042	0.31%
Time, $100,000 and over	341,071	3,152	0.92	330,428	3,474	1.05
Other time deposits	606,030	5,765	0.95	535,483	6,638	1.24
Short-term borrowings	339,019	838	0.25	308,942	877	0.28
Other borrowings	326,684	15,602	4.78	336,569	14,938	4.44
Total interest bearing liabilities	4,531,510	31,970	0.71%	4,101,071	33,969	0.83%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,592,816			1,243,376
Accrued interest and other liabilities	61,000			44,499
Total noninterest bearing liabilities	1,653,816			1,287,875
Stockholders' Equity	578,575			468,542
Total Liabilities and Stockholders' Equity	$6,763,901			$5,857,488
Net interest income(1)		$244,214			$213,371
Net interest spread(1)			3.78%			3.76%
Net interest income to total earning assets(1)			3.97%			3.96%
Interest bearing liabilities to earning assets	73.66%			76.17%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Total Assets
Dubuque Bank and Trust Company	$1,617,322	$1,431,767	$1,541,610	$1,413,772	$1,508,573
New Mexico Bank & Trust	1,336,004	1,282,784	1,141,575	1,113,031	1,142,580
Wisconsin Bank & Trust	1,139,337	1,098,405	1,150,867	1,128,104	650,658
Morrill & Janes Bank and Trust Company	902,918	845,067	860,781	888,321	898,161
Premier Valley Bank	765,451	—	—	—	—
Illinois Bank & Trust(1)	757,478	769,170	784,162	748,937	778,542
Arizona Bank & Trust	591,066	599,119	510,838	487,059	470,997
Rocky Mountain Bank	491,522	501,093	508,262	477,799	468,671
Minnesota Bank & Trust	214,303	188,633	195,201	169,254	167,808
Summit Bank & Trust	161,806	155,114	152,672	140,868	134,145
Total Portfolio Loans
Dubuque Bank and Trust Company	$956,517	$953,273	$945,574	$907,956	$952,114
New Mexico Bank & Trust	794,744	777,433	658,543	635,843	635,402
Wisconsin Bank & Trust	793,508	844,557	876,321	865,323	502,310
Morrill & Janes Bank and Trust Company	539,198	527,217	520,978	475,295	440,899
Premier Valley Bank	383,929	—	—	—	—
Illinois Bank & Trust(1)	465,937	473,859	455,247	439,757	429,772
Arizona Bank & Trust	444,501	444,916	383,588	355,986	342,731
Rocky Mountain Bank	370,440	380,304	375,860	343,008	254,455
Minnesota Bank & Trust	134,137	128,700	127,172	114,477	110,920
Summit Bank & Trust	101,449	94,127	95,275	87,913	90,515
Total Deposits
Dubuque Bank and Trust Company	$1,209,074	$1,120,999	$1,144,932	$1,166,070	$1,211,896
New Mexico Bank & Trust	1,085,052	1,047,358	891,003	880,422	860,465
Wisconsin Bank & Trust	974,001	904,803	985,804	939,157	554,722
Morrill & Janes Bank and Trust Company	713,589	650,123	662,524	696,606	703,016
Premier Valley Bank	647,022	—	—	—	—
Illinois Bank & Trust(1)	631,010	641,024	645,354	625,885	600,357
Arizona Bank & Trust	500,490	491,254	405,680	378,422	351,635
Rocky Mountain Bank	417,426	428,234	417,647	407,958	395,609
Minnesota Bank & Trust	194,373	163,291	172,547	148,773	150,146
Summit Bank & Trust	128,759	139,826	122,928	124,113	111,859
Net Income (Loss)
Dubuque Bank and Trust Company	$3,587	$4,477	$7,416	$6,016	$5,184
New Mexico Bank & Trust	2,576	3,220	3,658	4,164	2,015
Wisconsin Bank & Trust	2,443	3,886	2,950	2,181	1,737
Morrill & Janes Bank and Trust Company	1,096	2,024	1,566	1,656	2,157
Premier Valley Bank	1,008	—	—	—	—
Illinois Bank & Trust(1)	574	1,877	1,309	2,482	1,721
Arizona Bank & Trust	968	1,254	998	677	1,159
Rocky Mountain Bank	1,506	1,471	1,196	1,156	1,684
Minnesota Bank & Trust	166	411	223	162	395
Summit Bank & Trust	62	(6)	(81)	305	(491)

(1) Includes Galena State Bank & Trust Co. for the quarter ended December 31, 2014.